Exhibit 10.1

ALL NET LEASE

THIS ALLNET LEASE executed by the parties to it shall be deemed to have been made, entered into, and delivered, in Louisville, Kentucky, as of October 1, 2017 by and between 7100 Grade Lane LLC, a Kentucky limited liability company, with an office located at 325 W. Main Street, Suite 250, Louisville, KY 40202 (“landlord”), and Industrial Services of America, Inc., a Florida corporation, with its principal office located at 7100 Grade Lane, Louisville, KY 40213 (“tenant”).

ARTICLE I. Definitions

As used in this lease the following terms shall have the respective meanings specified in this Article I unless the context otherwise specifies or clearly requires:

(A) "Applicable taxes" shall have the meaning specified in article VI.

(B) "Assessment date" means January 1 in each year or such other date on which land in Jefferson County, Kentucky, is assessed annually for ad valorem tax purposes.

(C) "Business day" means any day not a Saturday, Sunday, or legal holiday in the Commonwealth of Kentucky.

(D) Intentionally Omitted.

(E) "Date of taking" means the date on which any condemning authority is entitled to lawful possession of all or a part of the premises.

(F) "Extended term" has the meaning specified in section III(B).

(G) Intentionally Omitted.

(H) Intentionally Omitted.

(I) "Initial term" has the meaning specified in section III(A).

(J) "Landlord" means 7100 Grade Lane LLC, a Kentucky limited liability company, any successor owner or owners of landlord's interest in the premises and of landlord's interest under this lease, and as set forth in section XLI(B) of this lease.

(K) "Lease" means this triple net lease, as the same may from time to time hereafter be amended, and the leasehold estate created pursuant to this instrument.

(L) "Lease term" or "term" means the initial term of this lease and all extended terms in respect of which tenant shall have exercised its option to renew, unless the lease is terminated or cancelled earlier (other than pursuant to article XXIV, entitled "Defaults") as provided in this lease in which case "lease term," "term of lease," or "term of this lease" shall include only the abbreviated period.

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(M) "Lease year" means each consecutive 12-month period during the initial term and each extended term, if any, of this lease, beginning with the effective date (and each anniversary thereof thereafter).

(N) "Premises" means (i) the land situated in Jefferson County, Kentucky, described in article II of this lease, leased by landlord to tenant hereunder and shown and legally described on Exhibit A attached to and made a part of this lease; and (ii) all improvements now or in the future located on the land, and all other rights and easements appurtenant to the land and improvements.

(O) "Rent" has the meaning and includes all items set forth in sections IV(A), IV(B), IV(C), IV(D) and IV(E).

(P) "Taking" means a taking as a result of condemnation or eminent domain after effective date, and during the term of this lease of all or a part of the premises.

(Q) "Tenant" means Industrial Services of America, Inc., a Florida corporation, its successors, and assigns.

(R)  “Effective date” means October 1, 2017.

ARTICLE II. Granting Clause; Premises; Easements; Character of Lease

(A) Granting clause

For and in consideration of the payment of the rents herein reserved and of the due performance by tenant of all other covenants and obligations hereinafter set forth, landlord hereby leases to tenant and tenant hereby rents from landlord the premises more particularly described in section II(B) and shown on Exhibit A hereof, for the lease term.

(B) Premises

The premises is located at 7100 Grade Lane, Louisville, KY 40213 and 7020 Grade Lane, Louisville, KY 40213 more particularly shown and legally described on Exhibit A attached hereto and made a part hereof.

(C) Intentionally omitted.

(D) Character of lease

Landlord and tenant intend, and tenant expressly covenants and agrees, that this lease is an all net lease and all rent and other payments herein required to be made by tenant to landlord (and/or on behalf of landlord) shall be net payments to or on behalf of landlord so that landlord is not, and shall not be required, to expend any money or do any acts or take any steps affecting or with respect to the maintenance, preservation, repair, replacement, and protection of the premises, or any part thereof. All items including, without limitation, costs, charges, fees, interest charges, expenses, repairs, replacements, reimbursements, premium cost for insurance to be carried and paid by tenant as provided herein, real estate taxes, personal property taxes, and assessments and charges, and obligations of every kind relating to the premises which may be assessed arise or become due during the term of this lease and any extended term, and every other matter relating to tenant’s use, occupancy, or operation of the premises shall be paid or discharged by tenant as additional rent hereunder and tenant agrees to indemnify and save harmless landlord from and against all such costs, taxes, repairs, replacements, premiums fees, interest charges, expenses, reimbursements, and obligations.

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ARTICLE III. Initial Term and Extended Terms

(A) Initial term

This lease shall be effective as of October 1, 2017. The initial term of this lease ("initial term") shall begin on October 1, 2017 and expire on September 30, 2024, subject, however, to prior termination in accordance with the provisions of this lease.

(B) Extended term

Tenant shall have the right to extend the initial term of this lease for two (2) additional consecutive terms (herein individually called "extended term" and collectively “extended terms”), each such extended term to be for a period of five (5) years. Each such extended term shall be upon and subject to the same terms and provisions as are contained in this lease, except for rent which shall be determined as provided in section IV(C), and except for the period of said extended term. Tenant shall exercise the option to extend the initial term or applicable extended term by giving notice to landlord of the exercise of such option in the manner provided in article XXIX not more than three hundred sixty five (365) days prior to the expiration of the initial term or applicable extended term and not less than one hundred eighty (180) days prior to the expiration of the initial term or applicable extended term. Subject to the terms of section IV(C) of this lease, the initial term of this lease shall be deemed automatically extended for the extended term (without the execution of a new lease) and the extended term shall be deemed automatically extended for the next extended term (without the execution of a new lease) upon the timely exercise by tenant of its option to continue this lease for the applicable extended term by delivering written notice to landlord in accordance with this section III(B). Tenant shall forfeit its right to exercise its option to extend if tenant fails to properly exercise its extension option as provided in this lease.

(C) Tenancy

Tenant hereby acknowledges that it has examined the premises and that the premises is free and clear of all observable tenancies and occupancies and accepts the premises in its present condition, “AS IS”.

ARTICLE IV. Rent

(A) All rent net to landlord

All rent reserved under this lease is absolutely net to landlord. All taxes, assessments, and other similar charges assessed or levied on or against the premises shall be borne and paid by tenant to the fullest extent provided in article VI.

(B) Initial rent

Tenant hereby covenants to pay in advance to landlord on the first business day of each month for and during the initial term, commencing on the effective date, one-twelfth (1/12th) of the net rent per annum, which shall be in addition to any other amounts required to be paid by tenant under the terms of this lease in the following amounts:

October 1, 2017-September 30, 2022 – Four Hundred Fifty Thousand Dollars ($450,000.00) per annum to be paid in monthly installments of Thirty Seven Thousand Five Hundred Dollars ($37,500.00);

(C) Rent during the remaining initial term and extended term(s)

Commencing on October 1, 2022 and on each October 1 thereafter through the end of the initial term and any extended term (for which the option was properly exercised) (the “adjustment date”), the annual rent shall increase by the lesser of (a) the percentage change in the CPI (defined below) over the preceding twelve (12) months, or (b) 2% of the previous year's annual rent, which increase shall be distributed evenly over monthly installments of rent for that lease year on each adjustment date during the lease term. For purposes of this paragraph "CPI" shall mean the Consumer Price Index published monthly for All Urban Consumers (Current Series) issued by the Bureau of Labor Statistics of the United States Department of Labor, or in the event such index is no longer published, then such other index as shall be generally acceptable as being comparable thereto.

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(D) Payment of rent

All payments of rent shall be remitted to landlord at the address for notices to landlord prescribed by article XXIX by tenant to landlord, in advance, on or before the first business day of each and every calendar month during the initial term and each extended term of this lease. Rent for any period less than a calendar month shall be prorated according to the fraction which the number of days in such period bears to thirty (30). Any payment of rent which is made more than thirty (30) days after the date when due shall, at the option of landlord, be increased by a late charge to compensate landlord for inconvenience and additional administrative expense in an amount equal to the sum of Five percent (5%) of said rent payment for each 30-day period for which said rent payment or any part thereof, including the Five percent (5%) late charge, is past due, and landlord's entitlement to said late charge shall be in addition to, and not in lieu of or a waiver of, any other remedies to which landlord is entitled hereunder, at law or in equity, as a result of said late payment of rent.

(E)  Additional rent

In addition to the rent addressed above in this Article IV, tenant shall pay as "additional rent" during the lease term, any and all sums of money or charges required to be paid by tenant under the terms and conditions of this lease whether designated rent, additional rent or not, and such amounts, if not paid when due, shall be collectible as additional rent with the next installment of rent thereafter falling due as provided herein and otherwise subject to all provisions of this lease as to default in the payment of rent; provided, nothing herein shall be deemed to excuse or delay the obligation of tenant to pay amount of money or charge at the time the same shall become due under the terms of this lease. Examples of additional rent include, without limitation, real estate taxes, premiums for insurance, and cost of maintenance and repairs of the premises.

ARTICLE V. Uses; Zoning

(A) Permitted uses

Tenant may develop, use, and occupy the premises solely for warehouse, distribution, recycling, sorting, bailing, office uses, and uses customarily accessory thereto, and for any other uses permitted by applicable zoning regulations. Tenant shall not use the premises for any other purpose without the prior written approval of landlord, which approval shall not be unreasonably withheld. Tenant's use of the premises shall, in addition, be subject to all of the other provisions of this lease including, but not limited to, articles V(C), XIV and XV.

(B) Intentionally omitted

(C) Certain prohibited uses

Without limitation of the uses permitted for the premises as set forth in this article and other articles of this lease, tenant expressly agrees not to use or permit the premises to be used for any illegal purpose nor in such manner as to violate any applicable and valid law, rule, ordinance, or regulation of any governmental body, nor in any manner to vitiate the insurance or increase the rate of insurance on the premises.

ARTICLE VI. Ad Valorem and Real Property Taxes and Assessments

For the purposes of this lease and more particularly this article VI, "applicable taxes" shall mean those ad valorem real estate taxes assessed and levied against the premises and any other taxes of a similar nature which may hereafter be assessed and levied against the premises or in substitution for or in addition to the present system of ad valorem real estate taxes. The term "applicable taxes" shall include, without limitation, any "sales tax", “gross receipt tax” or similar tax levied or assessed upon or as a direct percentage of the rent paid or payable by tenant to landlord under this lease and shall be paid by tenant, but shall not include any income taxes.

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(A) Tenant to pay all applicable taxes

Tenant shall pay or cause to be paid promptly when due all applicable taxes on the premises accrued during the term of this lease. Any applicable taxes pertaining to any lease year or part thereof paid by landlord shall be borne by tenant who shall reimburse landlord within thirty (30) days after written request made by landlord for such reimbursement accompanied by copies of paid tax receipts or other satisfactory evidence that payment of the applicable taxes for which reimbursement is requested has been made. If tenant does not pay applicable taxes required under this lease, landlord may procure pay for the same and the amount so paid by landlord shall become due and payable by tenant with interest thereon at the rate of ten percent (10%) per annum from the time of the payment, as additional rent with the next installment of rent that shall become due after such payment by landlord and the delivery to tenant of a written invoice therefor. Tenant hereby expressly covenants that such payment by landlord shall not be deemed to waive or release the default in the payment thereof by tenant, or the right of landlord to take such action as may be permissible hereunder, as in the case of default in the payment.

(B) Procedure relating to applicable taxes

Landlord will endeavor to arrange to have the tax collecting authority send all pertinent tax bills directly to tenant. All pertinent tax bills received by landlord shall be promptly forwarded directly to tenant to permit timely remittance in the normal course of business.

(C) Payment of applicable tax bills

Tenant shall pay or cause to be paid to the tax collecting authority applicable taxes becoming due and payable during the term of this lease, and shall furnish or cause to be furnished receipted copies of tax bills to landlord prior to the date on which unpaid taxes become delinquent. Tenant shall pay the applicable taxes for each full calendar year elapsing during the term of this lease. Tenant additionally shall pay the applicable taxes for the calendar years in which the lease term (1) begins and (2) terminates (even though the tax may not be payable until the following calendar year) in the same proportion as the number of days for which the lease term exists within each of such calendar years bears to the total number of days in such year.

(D) Special assessments applicable to the premises

Special assessments applicable to the premises, which are confirmed and become due and payable, either in full or in part, after the effective date of the lease and during the term of this lease, shall be borne by tenant, and tenant shall either pay them directly or remit to landlord and bear as additional rent the expense of such special assessments.

(E) Contest of taxes

Tenant shall have the unrestricted right in its name, or in the name of landlord if required, to pursue such administrative and judicial procedures as may be necessary or advisable to contest and appeal from any assessment or valuation, and pay under protest any billing of real estate taxes or assessments all or part of which are borne by tenant under the terms of this lease. Landlord agrees to cooperate in all reasonable ways to further any such procedure by tenant. Expenses resulting from any contest with respect to applicable taxes for the calendar years in which the effective date of this lease occurs or the lease terminates shall be borne by tenant.

ARTICLE VII. Representations and Covenants of Landlord and Tenant

(A) Quiet enjoyment

Upon paying the rent and all other expenses and charges herein provided and upon observing and keeping the terms, covenants, and conditions of this lease on tenant's part to be performed within applicable notice and cure periods set forth in this lease, tenant shall lawfully hold, occupy, enjoy and be entitled to quiet possession of its estate in the premises during the term of this lease without interruption or interference by landlord or any entity claiming through landlord.

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(B) Expiration and/or Termination of lease

Upon the expiration or termination of this lease, tenant shall leave all improvements and fixtures (excluding unattached trade fixtures and other personal property) on the premises and such improvements and fixtures in, at least, as good of condition as on the effective date, normal wear and tear and casualty damage excepted. Tenant shall leave the premises in a neat and sightly condition. Upon the expiration or other termination of the lease, without further extension, tenant, at its sole expense, shall remove all tenant's personal property then existing upon the premises and leave the premises in good order and condition (normal wear and tear and casualty damage excepted) unless landlord shall agree, in writing, that tenant may leave any such personal property on the premises, in which event, all such personal property remaining upon the premises shall become the property of landlord.

(C) Warranties, Representations and Covenants

Landlord represents and warrants to tenant that (a) landlord owns fee simple title to the premises and has full right, power, and authority to enter into this lease and upon execution and delivery by landlord, all parties possessing an ownership interest in the premises will be bound hereby, and (b) no action, suit or proceeding is pending, or to landlord’s knowledge, is threatened against the premises or landlord’s interest therein. Landlord makes no covenant, warranty and/or representation which is not otherwise set forth in this lease. Tenant covenants to keep the improvements sufficiently heated to prevent freezing of water in the pipes and fixtures.

ARTICLE VIII. Compliance with Laws

Tenant shall not use or occupy the premises in any manner which would cause any violation of any laws or ordinances affecting the premises and tenant shall comply with all laws and ordinances affecting the premises insofar as compliance becomes necessary because of any act or omission by tenant in tenant's use and occupancy of the premises.

ARTICLE IX. Public Utility Charges

Tenant shall pay or cause to be paid all charges for gas, water, sewer, electricity, telephone, internet, heat, and other service or services furnished to the premises or to tenant after the effective date, and during the term of this lease; provided, however, that when a part of any period in which any such service is furnished is included within the term of this lease and a part thereof is included in a period of time after the expiration of the term of this lease, the charges relating to such period shall be adjusted between landlord and tenant so that tenant shall pay only that proportion of such charges which relate to that part of such period as is included within the term of the lease term. Landlord shall have no obligation to provide any service to the premises. Tenant shall be responsible for bringing all utilities and services to the premises.

ARTICLE X. Discharge of Liens

In the event the premises or any part thereof or tenant's leasehold interest therein shall at any time during the term of this lease become subject to (A) any mechanic's, laborer's, materialmen's, or similar type of lien based upon the furnishing of materials or labor on the premises and contracted for by tenant or by landlord acting for tenant; or (B) any federal, state, local, or other tax lien asserted against tenant or its interest in the premises, tenant shall and hereby does (A) hold landlord and the premises harmless against any such mechanic's and materialmen's liens, tax liens and other encumbrances of a similar nature, and from any and all loss, cost, claim, damage, and expense, including but not limited to reasonable attorney fees incurred by landlord as a result of any such lien; and (B) cause the same, at the sole cost and expense of tenant, to be released or discharged within sixty (60) days after actual notice to tenant of any filing of a lien against the premises or any part of the landlord's property by the substitution of a mechanic's lien release bond or by such other instrument or method as tenant may elect.

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NOTICE IS HEREBY GIVEN TO ALL MECHANICS, MATERIALMEN, CREDITORS OF TENANT, AND OTHER INTERESTED PARTIES THAT TENANT IS NOT THE AGENT OF LANDLORD FOR THE PURPOSE OF ANY IMPROVEMENTS WHICH MAY BE CONSTRUCTED ON THE PREMISES BY, FOR, ON BEHALF OF, OR PURSUANT TO ANY AGREEMENT WITH TENANT, ITS AGENTS, AFFILIATES, OR NOMINEES, AND THAT LANDLORD SHALL NOT BE LIABLE FOR ANY AMOUNTS OWED FOR LABOR OR MATERIALS OR OTHER SERVICES RENDERED OR GOODS USED IN CONNECTION WITH ANY SUCH CONSTRUCTION.

ARTICLE XI. Insurance and Reconstruction

(A) Casualty Insurance

For the benefit of the landlord and any mortgagee, tenant shall, at its sole expense, keep all improvements on the premises insured, with a responsible insurance company or companies  “A-VII” rated or better by A.M. Best rating agency duly admitted to do business in Kentucky, against loss or damage by fire and such other hazards and risks, casualties, and contingencies whether of a similar or dissimilar nature, including, without limitation, extended coverage hazards, earthquake, and boiler explosions or contraction, as shall be customarily covered with respect to improvements similar in construction, general location, use, and occupancy to the improvements for the uses permitted by section V(A) of this lease, in an amount equal to not less than 100% of the replacement cost of the improvements located upon the premises.  Tenant shall make available to landlord via online portal copies of any policies of insurance (including, without limitation, evidence of insurance certificates) required of tenant under section XI(A) and article XXII. All policies of insurance provided for in section XI(A) and article XXII shall include landlord as an additional insured via a blanket additional insured endorsement. The terms and conditions set forth in sections XXII (C) through (G) of this lease are incorporated by reference in this section XI(A).

(B) Damage to improvements on premises

If the premises is partially damaged or destroyed by fire, explosion, or any other casualty, tenant shall diligently commence and continue, at the sole expense of tenant, repairs to the premises required to be covered by tenant's insurance hereunder and regardless of whether tenant has maintained such insurance in effect, and tenant, at its sole expense, shall thereafter diligently continue its repair obligations to completion, until the premises has been restored to substantially the same condition as existed before such damage. The proceeds of any insurance provided for in section XI(A) shall be applied to the cost of such repair and/or reconstruction, and tenant shall complete such repair or reconstruction obligations as promptly as practicable. Tenant shall have the right to carry business interruption or other similar insurance. There shall be no abatement of rent on account of such partial damage or destruction or during such period of repair or reconstruction and this lease shall continue in full force and effect. If the above-referenced repairs as reasonably estimated by landlord cannot be completed within one hundred eighty (180) days after the occurrence of such casualty or if the premises is substantially damaged or destroyed by fire, explosion or any other casualty, such that the premises is rendered wholly untenantable during the last year of the term, tenant may terminate this lease upon thirty (30) days prior written notice to landlord, and neither party shall have any further obligations or liabilities to the other, except for those obligations or liabilities which survive the expiration or earlier termination of this lease. Provided however, in such event, all casualty insurance proceeds with respect to the premises shall go to landlord and/or landlord’s mortgagee fee and clear of any claim by tenant (exclusive of any proceeds used by tenant for removal of debris from the site).

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ARTICLE XII. Condemnation

(A) Total or Partial Taking

If all or substantially all of the premises, or convenient access to the premises, is condemned or taken in any manner for public, quasi-public use or private, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of tenant as a result of such condemnation or other taking. If less than all or substantially all of the premises, or convenient access to the premises, is so condemned or taken, this lease shall automatically terminate only as to the portion of the premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of tenant as a result of such condemnation or taking. If such portion of the premises is condemned or otherwise taken so as to make the balance thereof unsuitable for the operation of tenant’s business as reasonably determined by tenant, tenant may terminate this lease upon written notice to landlord to be given within sixty (60) days after tenant has notice of the date upon which physical possession will be taken or dispossession will occur with such termination to be effective as of the date on which actual physical possession is taken by the condemnor or dispossession of tenant as a result of such condemnation or taking occurs.

(B) Award

Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public, quasi-public, or private use.  No award for any partial or total taking shall be apportioned, and tenant hereby assigns to landlord any award that may be made in such condemnation or other taking, together with any and all rights of tenant now or hereafter arising in or to the same or any part thereof. Except as otherwise set forth in this paragraph, all damages in the event of any condemnation are to belong to landlord.  Tenant shall have the right to claim and recover from the condemnor, but not from landlord, such compensation as may be separately awarded or recoverable by tenant in tenant's own right for its leasehold estate and on account of damages to tenant's business or tenant's merchandise, furniture and other personal property, fixtures, and equipment by reason of the condemnation and for or on account of any cost of loss to which tenant might be put in removing tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to tenant's business.

(C)  Abatement in Rent

In the event of a partial condemnation or other taking that does not result in a termination of this lease as to the entire premises pursuant to this Article "XII. CONDEMNATION", the rent and all other charges shall abate in proportion to the portion of the premises taken by such condemnation or other taking.  If this lease is terminated, in whole or in part, pursuant to any of the provisions of this Article "XII. CONDEMNATION", all rentals and other charges payable by tenant to landlord hereunder and attributable to the premises taken shall be paid up to the date upon which termination of this lease occurs under this Article.

(D) Temporary Taking

If all or any portion of the premises, or convenient access to the premises, is condemned or otherwise taken for public, quasi-public, or private use for a limited period of time, this lease shall remain in full force and effect and tenant shall continue to perform all terms, conditions and covenants of this lease; provided, however, the rent and all other charges payable by tenant to landlord hereunder shall abate during such limited period in proportion to the portion of the premises that is rendered untenable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

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(E) Transfer of Landlord's Interest to Condemnor

Landlord may, without any obligation to tenant, agree to sell and/or convey to the condemnor the premises, or any portion thereof, sought by the condemnor, free from this lease and the rights of tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Voluntary sale by landlord to any public or quasi-public board, agency, or person, corporate or otherwise, having the power of condemnation, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by condemnation for the purposes of this article. Any amount received as a result of such a sale shall be distributed and paid over to landlord and/or tenant in accordance with this article XII.

ARTICLE XIII. (Intentionally Omitted)

ARTICLE XIV. Landlord's Control over Construction and Use

(A) Landscaping

All landscaping of the premises shall be designed and constructed by Tenant to conform with applicable laws, regulations, and rules and in shall be maintained by Tenant in conformity with reasonable standards of neatness, attractiveness, and standards, laws, and requirements imposed by applicable governmental or quasi-governmental authorities. Landlord hereby approves the existing landscaping of the premises.

(B) Improvements

Tenant will consult with landlord on the type, design, and construction of any and all improvements which tenant may desire at the premises; no material, structural improvement shall be constructed on the premises without the prior written consent of landlord. The improvements shall be maintained in conformity with reasonable standards of neatness, attractiveness, and standards, laws, and requirements imposed by applicable governmental or quasi-governmental authorities. All improvements and any related costs and expenses shall be the sole obligation of tenant.

(C) Intentionally omitted.

(D) Signs

Tenant may only erect such signs as shall be in number, size, height, location, format, and color in compliance with all standards, laws and requirements imposed by applicable governmental or quasi-governmental authorities.  Landlord hereby approves tenant’s existing signage.

(E) Intentionally omitted.

(F) Prohibition against litter or waste

Tenant shall use commercially reasonable efforts to prevent littering or waste disposal on the premises and at all times shall use commercially reasonable efforts to keep any and all improvements thereon and the landscaped areas therein in conformity with reasonable standards of neatness and attractiveness.

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ARTICLE XV. Hazardous Materials

(A) Prohibited construction materials; hazardous material

Tenant covenants and agrees not to utilize or permit to be utilized, or to locate upon the premises, any friable asbestos or asbestos contaminating material, any urea formaldehyde foam insulation, or any transformers or other equipment containing dielectric fluid in which shall be subsisting polychlorinated biphenyls. Tenant further covenants and agrees not to permit any "hazardous material" to be used, stored, placed, held, located, released or disposed of upon, under, or at the premises, or any part thereof in violation of the law. For purposes of this lease, "hazardous material" means and includes any hazardous, toxic, or dangerous waste, substance, or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.A. §§ 9601 et seq.), any so-called "superfund" or "superlien" law, or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, or material, petroleum or fractions of petroleum, contaminants and pollutants, as now or at any time hereafter in effect. If tenant has knowledge of or receives any written notice of (1) the happening of any event involving the use, spill, release, discharge, disposal, response, remediation, or cleaning up of any hazardous material (a "hazardous discharge") or (2) any complaint, order, citation, or notice with regard to the generation, treatment, storage, disposal, release, transportation of a hazardous material, air emissions, water discharges or releases, noise emissions, or any other environmental, health, or safety matter affecting tenant or the premises (an "environmental complaint") from any person or entity, including, without limitation, the United States Environmental Protection Agency, Kentucky Department of Environmental Protection or the Jefferson County Kentucky Health Department, tenant shall give immediate notice thereof to landlord disclosing full details of same. Tenant hereby agrees to indemnify and hold landlord harmless from and against any and all claims, demands, actions, losses, damages, liabilities, judgements, penalties, costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs), asserted against or incurred by landlord that arise out of (i) tenant or its directors, owners, employees, agents, representatives, customers, invitees, subtenants or contractors’ past, present or future hazardous material use, storage, transportation, discharge, disposal or release, and/or (ii) any breach of the warranty or covenant of tenant set forth in this section XV(A).

If Landlord has reasonable grounds to believe that there has been any use, storage, or discharge of hazardous materials at the premises in violation of applicable environmental laws, Landlord shall have the right to enter upon and inspect the premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused by or exacerbated by tenant or any of tenant’s members, managers, partners, officers, directors, owners, employees, invitees, subtenants, customers, contractors or assigns, tenant shall reimburse landlord for cost of conducting such test. The phrase “environmental condition” shall mean any adverse condition relating to any hazardous materials or the environment, including surface water, Ground water, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, contaminants and hazardous materials, noise, vibration, light and odors. In the event of any such environmental condition arising from, related to, caused by or exacerbated (prior to execution of this lease, during the term of this lease and anytime thereafter) by tenant or any of tenant’s members, managers, partners, officers, directors, owners, employees, agents, contractors, customers, invitees, or subtenants, tenant shall promptly take any and all steps necessary to rectify (including, without limitation, response, clean-up and/or remediation) the same to the satisfaction of the applicable agencies and landlord. At landlord's election, landlord may undertake such rectification and tenant shall reimburse landlord, upon demand, for the actual cost plus ten percent (10%) per annum to landlord of performing rectifying work.

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(B) Prohibited hazardous material; subleases

Tenant agrees to require any subtenant to likewise comply with the provisions of section XV(A) and to place such requirement in each sublease.

The obligations and liabilities under this article XV shall survive the expiration or earlier termination of this lease.

ARTICLE XVI. Changes and Alterations by Tenant

Tenant, with the prior written consent of landlord and in strict conformity with the provisions of this lease, including, but not limited to, articles V and XIV at any time and from time to time during the lease term, shall have the right to erect upon, construct, change, or alter any and all improvements to the premises as may be permitted under this lease and any applicable laws, ordinances, and regulations; provided, however, tenant shall have the right to make interior, non-structural improvements without landlord's prior written consent.  Landlord shall not be responsible for any loss of or damage to any furnishings, trade fixtures, fixtures, machinery, equipment, or other property of tenant except only such as may be caused by the sole negligence or willful misconduct of landlord. Upon the expiration of the lease, without further extension, tenant, at its own expense, shall remove all tenants personal property then existing upon the premises and leave the premises in good order and condition, ordinary wear and tear excepted,  unless landlord shall agree, in writing, that tenant may leave any such personal property on the premises, in which event all such personal property remaining on premises shall become the property of landlord.

ARTICLE XVII. Maintenance, Repair and Replacement

Tenant, at tenant’s sole expense, shall maintain, replace and keep in good order, condition and repair the premises  including, without limiting the generality of the foregoing, the maintenance, repair and replacement of all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the premises, fixtures, walls (interior and exterior), ceilings, roofs (interior and exterior), structures, foundations, windows, doors, plate glass and skylights located within the premises, and all landscaping, driveways, parking lots, sidewalks, fences and signs located on the premises or for which is reserved for tenant’s use. Tenant shall use commercially reasonable efforts to put, keep, and maintain all portions of the premises and all entrances and exits to or from any access road to the premises and all streets, alleys, sidewalks, curbs, passageways, and parking spaces located within the premises in a reasonably clean and orderly condition reasonably free of dirt, snow, ice, paper, metal, or plastic or paper containers, rubbish, and unlawful obstructions. If tenant fails, refuses and/or neglects to commence and/or complete said repair and/or replacements promptly and adequately, landlord may, but shall not be required to, make and/or complete said repairs and/or replacements, and tenant shall pay the costs thereof plus ten percent (10%) per annum to landlord upon demand as additional rent.

ARTICLE XVIII. Right of Entry by Landlord

Landlord shall enter upon and have free access to the premises for examining and inspecting the same at all reasonable times during the lease term; provided that such entry shall be upon reasonable prior notice to Tenant and shall be conducted at times and in a manner so as to not unreasonably interfere with Tenant’s business operations.

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ARTICLE XIX. Liability of Landlord

(A)  Liability

Landlord shall not be liable for any damage done or occasioned by or from any part of the premises including, without limitation, the electrical system, the heating or air conditioning system, the plumbing and sewer systems, nor for damages occasioned by water, snow or ice being upon or coming through the roof, trap door, walls, windows, doors or otherwise, in, upon, or about the premises; and furthermore, landlord shall not be liable for any damage to tenant’s stock in trade, scrap metal, recycled paper, fixtures, furniture, business records, furnishings, floor and wall coverings, special equipment and all other items of personal property of tenant resulting from fire or other hazards, regardless of the cause thereof, and tenant hereby releases landlord from all liability for such damage.

(B)  Limitation on Recourse

Tenant specifically agrees to look solely to landlord’s interest in the premises for the recovery of any judgment against landlord, and neither landlord nor any of its trustees, members, managers, directors, shareholders, partners, employees, attorneys, or agents shall be personally liable for any such judgment. In the event of any transfer of landlord’s interest in the premises, landlord shall be automatically freed and relieved from all liability accruing thereafter. It being intended hereby that the covenants and obligations contained in this lease on the part of landlord shall be binding on landlord, its successors and assigns, only during their respective periods of ownership. Landlord may freely assign its interest under this lease.

ARTICLE XX. (Intentionally Omitted)

ARTICLE XXI. Assignment, Subletting, Transfer, and Attornment

(A) Assignment and Subletting

Tenant shall not assign this lease or sublet any part of the premises to any person or entity without the written consent of the landlord, which approval shall not be unreasonably withheld, conditioned or delayed. With respect to any proposed sublease, landlord’s approval will be deemed given if landlord has not objected in writing giving the reasons for such objection within fifteen (15) days after landlord is in receipt of tenant’s written notice of such subtenant’s identity, creditworthiness, and proposed use of the premises. Landlord hereby acknowledges tenant’s existing sublease to TT Repairs. Any assignment or subletting should not be construed to permit the use of the premises in violation of the permitted and prohibited uses addressed in this lease. The assignment which tenant desires to use in connection with an assignment of this lease must be approved, in writing, by landlord which approval shall not be unreasonably withheld. All subleases and/or assignments executed subsequent to such approval must conform in all material respects to this lease. All subleases and/or assignments shall be with bona fide arm's-length tenants and entered into by tenant in the ordinary course of business. Notwithstanding any assignment or subleasing of the premises, tenant shall remain liable to landlord as a principal and not as a guarantor or surety to the same extent as though no assignment or sublease had been made. Landlord may consent to subsequent assignments or subletting or amendments or modifications of this lease by subtenants or assignees of tenant without written notice to tenant or any successor of tenant. No assignment or sublease shall be effective until landlord has provided its written consent (or,in the instance of a sublease, signed consent is deemed to have been given as set forth above) and, in the instance of an assignment, there has been delivered to landlord an instrument in which the assignee or any transferee agrees to be and remain jointly and severally liable with tenant for the payment of rent pertaining to the premises and for the performance of all of the obligations of tenant under this lease or any amendments thereto. If this lease be assigned or if the premises or any part thereof be subleased or occupied by anyone other than tenant, landlord may collect from the assignee, sublessee or occupant any rent or other charges payable by tenant under this lease, and apply the amount collected to the rent and other charges herein reserved.

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(B)  Notwithstanding the foregoing, no consent by landlord shall be required and tenant shall be permitted to assign this lease to any corporation, limited liability company  or other business entity that [a] controls tenant, [b] is controlled by tenant, [c] is under common control with tenant, [d] results from a merger or consolidation with tenant, or [e] acquires substantially all of the assets of tenant as a going concern (each, a “Permitted Transferee”); provided, however, tenant shall provide landlord written notice of  such assignment or sublease to a Permitted Transferee. For the purposes of this section XXI(B), an entity that “controls” or any derivation of “controls” shall mean an entity that owns at least fifty percent (50%) of the entity that is being controlled.

(C)  Attornment

If any lease under which landlord then shall be the lessee shall terminate or be terminated for any reason, or if landlord transfers its interest in the premises, tenant agrees, at the election and upon demand of any owner of the premises, or of the holder of any mortgage in possession of the premises, to attorn, from time to time, to any such owner or holder upon the then executory terms and conditions of this lease, for the remainder of the term originally demised in this lease.

(D)  Sale and Conveyance of Premises

Landlord shall have the right to sell and convey the leased premises at any time during the term of this lease, and such sale and conveyance shall operate to release landlord from liability hereunder for any matter arising after the date of such conveyance.

ARTICLE XXII. Indemnification and Liability Insurance

(A) Indemnification

(1) Indemnification. To the extent not caused by the gross negligence or willful misconduct of, or default hereunder by, landlord, tenant shall indemnify, defend and hold harmless landlord, its trustees, members, partners, officers, directors, owners, employees, agents, assignees, licensees, customers, contractors, successors and assigns (landlord and landlord’s trustees, members, partners, officers, directors, owners, employees, agents, assignees, licensees, customers, contractors, successors and assigns are referred to individually and/or collectively as “indemnitee” or “indemnitees”) from and against any and all losses, damages (including, without limitation, consequential damages), claims, judgments, liabilities, enforcement actions, remedial actions, fines, penalties, taxes, fees, costs and expenses (including, without limitation, attorneys’ fees, consultants’ fees, and expert fees) suffered by any indemnitee and caused by, related to, arising out of, resulting from, or in any way connected with, prior to execution of this lease, during the term and thereafter: (i) any breach by tenant, or any of tenant’s members, managers,  partners, trustees, officers, directors, owners, employees, agents, contractors, invitees, assignees, licensees, customers or subtenants (tenant and any of tenant’s members, managers,  partners, trustees, officers, directors, owners, employees, agents, contractors, invitees, assignees, licensees, customers or subtenants are  referred to individually and/or collectively as “indemnitor” or “indemnitors”) of any obligation which an indemnitor may have under this lease;  (ii) indemnitor’s act or omission; (iii)  an indemnitor’s use or occupancy of premises; (iv) any injury or damage to the person, property or business relating to a person entering upon the premises or (v) indemnitor’s negligence or willful misconduct.

(2) Claim Notifications.  Indemnitees shall give prompt written notice to tenant of the assertion of a claim for indemnification. The claims notice shall describe in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. Tenant shall keep the indemnitees fully apprised at all times as to the status of the defense and shall consult with the indemnitees prior to settlement of any indemnified matter.

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(3)  Defense of Third Party Claim by Tenant.  Tenant may elect to defend or compromise any claim by a third party (“third party claim”), at its own expense and by its own counsel, who should be reasonably acceptable to the indemnitees.  The indemnitees may participate, in the defense of any third-party claim assumed by tenant.  Without the approval of the indemnitees, tenant shall not agree to any compromise of a third-party claim defended by tenant which would require indemnitees to perform or take any action or to refrain from performing or taking any action.  In the event tenant compromises a third party claim other than one described in the immediately preceding sentence without the approval of indemnitee, tenant shall be obligated to indemnify indemnitee with respect to such claim.

(4)  Defense of Claim by Indemnitee.  If, within ten (10) days of tenant receipt of a claim notice involving a third-party claim, tenant shall not have notified the indemnitees of its election to assume the defense thereof, indemnitees shall have the right to assume control of the defense or compromise of such claim, and the reasonable, out-of-pocket costs and expenses of such defense, including costs of investigation and reasonable attorney’s fees, shall be added to the claim.  If indemnitees shall have assumed the defense of a claim, it shall have the right to compromise such claim without the consent of tenant.

(5)  Cooperation of Parties.  Each party shall keep the other party reasonably informed at all times of the progress and development of its defense of and compromise efforts with respect to such claim and shall furnish the other party with copies of all relevant pleading, correspondence and other papers.  In addition, the parties to this lease shall cooperate with each other, and make available to each other and their representatives copies of all available relevant records or other materials required by them for their use in defending, compromising or contesting any claim.  The failure to timely notify tenant shall only relieve tenant from the obligation to indemnify to the extent tenant establishes by competent evidence that it has been materially and adversely prejudiced thereby.

(6)  Remedies Not Exclusive and Survival.   The remedies in this section XXII(A) are not exclusive of nor do they limit any other remedies that may be available to the landlord. This section XXII(A) shall survive the termination and/or expiration of this lease.

(B) Liability insurance

Tenant, throughout the term of this lease, shall, at its own expense, provide or cause to be provided and kept in force, for the benefit of landlord, commercial general liability insurance issued by one or more insurance carriers licensed to do business in the Commonwealth of Kentucky, protecting landlord against any and all liability occasioned by bodily injury, death, accident or disaster in the respective minimum amounts of $1,000,000 per occurrence for injuries to any one person, and $500,000 per occurrence for property damage, all with at least  $2,000,000 aggregate; provided that with respect to such aggregate coverage, Tenant shall also maintain in force umbrella coverage with a limit of no less than $5,000,000.  Tenant may comply with the limits of coverage required by this lease by combining primary and excess or umbrella coverage or with a blanket policy. Said liability policies shall cover the entire premises as well as the entrances and exits thereto and shall include landlord as an additional insured via a blanket additional insured endorsement under said commercial general liability policy or policies.

(C) Adequacy of Coverage

Landlord makes no representation that the minimum coverage as specified above is adequate to protect tenant against tenant’s obligations under the terms of this lease, and it is tenant's responsibility to provide additional coverage as the tenant reasonably deems necessary, or as industry standards may deem appropriate.

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(D) Deposit of certificates and payment of premiums

Tenant shall make available to landlord via online portal copies of its certificate or certificates of all liability insurance policy or policies in force upon the premises. Tenant will provide landlord with thirty (30) days' prior written notice of tenant's intention to cancel or non-renew insurance required by this lease, and tenant will notify landlord within ten (10) days after tenant’s receipt of written notice from its insurer of any cancellation or non-renewal initiated by the insurer of any insurance required by this lease.  If tenant does not procure the insurance required under this lease within ten (10) business days after receipt of a written notice from landlord, landlord may procure said insurance or pay for the same. The amount so paid by landlord shall become due and payable by tenant with interest thereon at the rate of ten percent (10%) per annum from the time of payment, as additional rent with the next installment of rent that shall become due after such payment by landlord and the delivery to tenant of a written invoice therefor. Tenant hereby expressly covenants that payment by landlord of any such premium shall not be deemed to waive or release the default in the payment thereof by tenant, or the right of landlord to take such action as may be permissible hereunder, as in the case of default in the payment of the rent.

(E) No violations of policy conditions

Tenant shall not violate or permit to be violated any of the conditions of any of the said policies and shall so perform and satisfy the requirements of the insurance company or companies writing such policies that at all times such companies shall continue to remain in good standing in Kentucky, and shall be willing to write and/or continue to renew such insurance in a manner and under conditions satisfactory to landlord.

(F) Insolvency or other failure of insurer

In the event of insolvency, bankruptcy, taking over by any state, federal, local, or other agency or person having jurisdiction over the insurer or cessation of business by the insurer for any reason, tenant shall procure property and liability insurance in favor of landlord as provided in articles XI and XXII.

(G) Mutual waiver of subrogation

Landlord and tenant each hereby release each other and their respective agents and employees, from responsibility and liability for and waive any and all rights of recovery against the other, or against the members, managers, partners, officers, owners, employees, agents or representatives of the other, for loss of or damage to its property, if such loss or damage is covered by any insurance policy in force (whether or not described in this lease) or required to be carried by each of them at the time of such loss or damage. Upon obtaining the required policies of insurance, each party shall provide notice to the insurance carrier or carriers of this mutual waiver, as required by such policies, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. The release in this section XXII (G) will apply even if the loss or damage is caused in whole or in part by the negligence or strict liability of the released party.

ARTICLE XXIII. Prorations upon Termination or Expiration

Upon any termination or expiration of this lease other than pursuant to article XXIV, landlord and tenant will prorate all rent and all taxes, assessments, public utility charges, and other charges (herein collectively called "charges") required to be paid by tenant hereunder for and on account of the calendar year in which the termination or expiration of the lease occurs so that the rent and charges attributable to the periods up to and including the date of any such termination or expiration of this lease shall be borne by tenant, and the charges attributable to periods from and after the date of any such termination or expiration of this lease shall be borne by landlord. The provisions of this article shall survive any termination or expiration of this lease.

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ARTICLE XXIV. Defaults and Remedies

(A) Default

In the event tenant shall default in the payments of any rent or other monetary sums required to be paid by tenant pursuant to this lease, and such default shall continue for ten (10) days after tenant receives landlord’s written notice of the existence of such default; or if tenant shall default in the performance of or compliance with any of the other obligations of the tenant to be performed under this lease and such default shall continue for a period of thirty (30) days after tenant receives landlord’s written notice of the existence of such default (unless, in the case of any default other than a payment default which cannot with due diligence be remedied within such 30-day period, a course of action adequate to remedy the same shall be commenced by tenant within such period and thereafter shall be prosecuted with diligence and continuity, in which event the period of time available to tenant to cure such default shall be extended from thirty (30) days to that period which, with diligent and continuous prosecution, is necessary to cure the same), or if tenant shall be adjudicated bankrupt or insolvent or make an assignment for the benefit of creditors, then, in any of such events, landlord, in addition to all other remedies given to landlord by law or in equity, may, by written notice to tenant, terminate this lease or, without terminating this lease, re-enter the premises by summary proceedings or otherwise, and in any event may dispossess the tenant. In the event of such re-entry, landlord may relet the premises, and in the event of a reletting shall apply the rent therefrom first to the payment of landlord's expenses (including reasonable attorney fees) incurred by reason of tenant's default, and the expense of reletting, including, but not limited to, the repair, renovation, or alteration of the premises, and then to the payment of rent and all other sums due from tenant hereunder, tenant remaining liable for any deficiency.  The rights herein provided for are cumulative to and not restrictive of any other and further rights provided by law; and no delay or failure of landlord to exercise any right herein or by law provided, or to insist upon strict compliance by tenant with the terms and provisions hereof, shall constitute a waiver of landlord’s right thereafter to exercise and avail itself of said right or thereafter to demand strict compliance by tenant with the terms and provisions hereof.

(B) Remedies

Upon the occurrence of a Default, landlord, at its option, may terminate this lease, or without terminating this lease terminate tenant’s right of possession, may pursue any and all other remedies available to it under the laws of the Commonwealth of Kentucky, including, by way of example rather than of limitation, the rights to (a) re-enter and repossess the premises, with lawful force, and any and all improvements thereon and additions thereto;  (b) immediately recover an amount equal to the present value (as of the date of tenant's default) of the difference between (i) the amount that  the rent and/or other sums due which would have become due through the date on which the lease term would have expired but for tenant's default and (ii) the then estimated fair market rental value of the premises for the balance of the term, which damages shall be payable to landlord in a lump sum on demand.  For purposes of this Section, present value shall be computed by discounting at a rate equal to two percent (2%) above the "prime rate" as then published in the Wall Street Journal, and collect such balance in any manner not inconsistent with applicable law; (c) relet any or all of the premises for tenant's account for any or all of the remainder of the lease term, or for a longer term; and/or (d) recover from tenant the cost to landlord of any reasonable fees relating to reletting of the premises including but not limited to construction costs, brokerage fees and reasonable attorney's fees.

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(C) Cumulative Rights

Landlord's rights and remedies set forth in this lease are cumulative and in addition to landlord's other rights and remedies at law or in equity including, without limitation, those available as a result of any anticipatory breach of this lease.  Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy.  Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations.  Landlord shall not be deemed to have waived any default unless such waiver expressly set forth in an instrument signed by landlord.  Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver.  Neither tenant's payment of an amount less than a sum due nor tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction.  Notwithstanding any request or designation by tenant, landlord may apply any payment received from tenant to any payment then due.  Landlord may accept the same without prejudice to landlord's right to recover the balance of such sum or to pursue other remedies.  Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this lease.

(D) Right of Landlord to Cure Tenant's Default

If tenant defaults in the performance of any of its obligations under this lease, then landlord shall have the right (but not the duty) to perform such obligation, and tenant shall reimburse Landlord for any costs and expenses thereby incurred, together with interest thereon at ten percent (10%) per annum from the date such costs and expenses are incurred by landlord to the date of payment thereof by tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.  Such payment and interest shall be added to rent hereunder, which shall be due and payable with the next monthly installment of rent; but the making of such payment or the taking of such action by landlord shall not operate to cure such default or to stop landlord from the pursuit of any remedy to which landlord would otherwise be entitled.

(E) [Intentionally Deleted]

(F) Tenant’s Past Acts or Omissions

Prior to the effective date of this Lease, Tenant occupied the premises pursuant to the Lease Agreement dated as of January 1, 1998 (the “1998 lease”) between tenant and K&R Corporation (predecessor in interest to landlord). Tenant shall remain and be liable to landlord for any and all of tenant’s violations, breaches, failures and/or refusals in performing tenant’s duties, obligations, covenants, warranties, or representations under the 1998 lease and any prior lease with tenant and landlord’s predecessor that arose from or are related to any of tenant’s or tenant’s directors, owners, employees, trustees, partners, agents, representatives, customers, invitees, subtenants or contractors’ acts or omissions that occurred during the term of the 1998 lease, any prior lease and any holdover period of those leases. The forgoing shall not apply to tenant’s obligation to pay any back rent owed under the 1998 lease or any prior lease which is governed solely by (a) the Back Rent Payment Agreement between landlord and tenant and the Promissory Note in the principal amount of $345,808 issued pursuant thereto, (b) a promissory note from tenant in favor of landlord dated as of February 29, 2016 in the original principal amount of $883,800, and (c) if applicable, a promissory note from tenant in favor of K & R, LLC dated as of February 29, 2016 in the original principal amount of $620,328.

(G) Security Deposit

Landlord currently holds a security deposit of $42,106.08 under the 1998 lease. Landlord shall continue to hold the security deposit as security for the payment and performance by tenant of its obligations under this lease. If tenant defaults in the payment and performance of any of its obligations under this lease, landlord may apply the security deposit to the extent necessary to remedy such default by tenant. Upon the expiration or earlier termination of this lease, landlord shall return the balance of the security deposit to tenant so long as there is no outstanding default by tenant hereunder.

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ARTICLE XXV. Surrender of Possession and Holding Over

(A) Surrender of possession

Tenant shall promptly surrender possession of the premises to landlord at the expiration of or on any prior termination of the lease term.

(B) Holding over

Tenant acknowledges that it is extremely important that landlord have substantial advance notice of the date which tenant will vacate the premises, because landlord will (a) require an extended period to locate a replacement tenant, and (b) plan its leasing and renovation program for the premises in reliance on its lease expiration dates.  Therefore, if tenant (or anyone claiming through tenant) does not immediately surrender the premises or any portion thereof upon the expiration or earlier termination of the lease term, then the rent shall be increased to equal to One Hundred Fifty (150%) per cent of the rent, additional rent and other sums that would have been payable pursuant to the provisions of this lease if the lease term had continued for such holdover period.  Such rent shall be computed by landlord on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the premises have been vacated.  Notwithstanding any other provision of this lease, landlord's acceptance of such rent shall not in any manner adversely affect landlord's other rights and remedies, including landlord's right to evict tenant and to recover all damages.  Any holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy from month-to-month; provided, however, that landlord may, in addition to its other remedies, elect, in its sole discretion, to treat such holdover as the creation of a month-to-month tenancy with tenant.  In no event shall any holdover be deemed a permitted extension or renewal of the lease term, and nothing contained herein shall be construed to constitute landlord's consent to any holdover or to give tenant any right with respect thereto.   Except as otherwise specifically provided in this article XXV, all terms of this lease shall remain in full force and effect during the holdover period.

ARTICLE XXVI. (Intentionally Omitted)

ARTICLE XXVII. (Intentionally Omitted)

ARTICLE XXVIII. (Intentionally Omitted)

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ARTICLE XXIX. Notices

All notices and other communications to be given hereunder by either party shall be in writing and shall be mailed, postage prepaid, by first class certified or registered mail, return receipt requested, or delivered by hand, to the other (and the date of any notice by certified or registered mail shall be deemed to be the date of certification or registration thereof), deposited with any nationally recognized overnight carrier that routinely issues receipts, delivered or addressed to the parties as follows:

To the tenant:

Industrial Services of America, Inc.

7100 Grade Lane

Louisville, KY 40213

Phone: 502-214-7234

Attention: Todd L. Phillips

To landlord:

7100 Grade Lane LLC

325 W. Main St., Suite 250

Louisville, KY 40202

Phone: 502-584-5984

Attention: Orson Oliver

With Copy to:

Richard A. Greenberg

Smith Greenberg & Perkins, LLC

2321 Lime Kiln Lane

Louisville, KY 40222

or at such other address as either party may designate to the other by written notice in the manner provided above.

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ARTICLE XXX. (Intentionally Omitted)

ARTICLE XXXI. Subordination

Tenant agrees that this lease and the estate of the tenant hereby created may be subject and subordinate to the lien of any mortgage(s) hereinafter placed upon the premises, or to any agreements at any time made, modifying, supplementing, extending, or renewing any such mortgage(s); provided, however, that such subordination is on the express condition that so long as tenant is not in default hereunder, tenant's possession and use of the premises will not be disturbed nor will its leasehold interest be divested by any such mortgagee. Landlord and tenant expressly acknowledge and agree that landlord shall have no obligation under this lease or otherwise to subordinate the fee title of landlord in the premises or any rights of the landlord in this lease to the leasehold estate of tenant created by this lease or to the lien of any mortgage or other encumbrance upon the leasehold interest of tenant under this lease or to join in any such mortgage or other encumbrance or otherwise in any manner subordinate the fee title of landlord in and to the demised premises or the interest of landlord under this lease. This provision will be self-operative and no further instruments of subordination will be required in order to effect it. Nevertheless, tenant will execute, acknowledge and deliver to landlord, at any time and from time to time, upon demand by landlord, such documents as may be requested by landlord, landlord’s mortgage lender, if any, as mortgagee, or any ground landlord or any underlying lessor or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect any such subordination subject to tenant’s non-disturbance rights. If tenant fails or refuses to execute, acknowledge, and deliver any commercially reasonable document in 20 days after written demand, landlord, and its successors and assigns shall be entitled to execute, acknowledge, and deliver any such document on behalf of the tenant as tenant’s attorney in fact.

ARTICLE XXXII. Memorandum of Lease

Neither landlord nor tenant shall record this lease. However, either party, promptly upon request of the other, shall execute, and the other may record, a memorandum of lease (short form of this lease), in recordable form, sufficient to provide constructive notice of the leasehold estate created hereby. Any short form of this lease which is so recorded shall, in pertinent part, disclose the disclaimer contained in article X of any liability of landlord for improvements erected by, for, on behalf of, or pursuant to any agreement with tenant and the other entities described therein in that article as well as tenant's rights under articles III, X and XLII.

ARTICLE XXXIII. Brokers

Landlord and tenant each represent and warrant that they have not engaged any broker, finder, or any other person who would be entitled to any commission or fee in respect of the execution of this lease. Each of the parties agrees to indemnify and hold the other harmless against and in respect of any and all losses, liabilities, or expenses which may be incurred by the other as a result of any claim which may be asserted by any such broker, finder, or other person on the basis of any arrangements or agreements made or alleged to have been made on behalf of such party.

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ARTICLE XXXIV. Certificates by Landlord and Tenant

Each party hereto agrees at any time and from time to time during the term of this lease, within fifteen (15) days after written request from the other party, to execute, acknowledge, and deliver to the other party a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, the other party hereto is in default in the performance of any covenant, agreement, or condition contained in this lease, and, if so, specifying each such default of which the signer may have knowledge and containing such other information as may be reasonably requested.

ARTICLE XXXV. Amendments to Lease

Neither this lease nor any term or provision hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought to be made.

ARTICLE XXXVI. Successors and Assigns

This lease and the terms, covenants, and conditions of this lease shall inure to the benefit of and be binding upon the parties hereto and their respective trustees, heirs, executors, administrators, partners, shareholders, directors, officers, members, legal representatives, successors, and assigns.

ARTICLE XXXVII. Invalidity of Particular Provisions

If any provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE XXXVIII. Applicable Law

This lease shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky and venue shall reside with the Jefferson County, Kentucky Circuit Court.

ARTICLE XXXIX. Counterparts

This lease is executed, for the convenience of the parties, in several counterpart originals, each of which is in all respects similar to the other and complete, but which together shall constitute a single document.

ARTICLE XL. Article Headings

The article and section headings contained herein are inserted only for convenience of reference and are in no way to be construed as a part of this lease or as a guide to interpretation of the particular articles or sections to which they refer.

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ARTICLE XLI. Miscellaneous

(A) Joinder in instruments

Landlord and tenant each respectively agree that, upon the reasonable request of the other, it will promptly join in any instruments of conveyance, dedication, grant of easement or license, or other instrument as shall be reasonably necessary or convenient to implement the provision of utilities, right-of-way, cross access, and easements on, to, and from the premises.

(B) The term "landlord" as used in this lease, so far as covenants or obligations on the part of landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the premises; in the event of any transfer or transfers of title to the premises, the landlord herein named (and in the case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of landlord contained in this lease thereafter to be performed.

(C) Intentionally omitted.

(D) No joint venture

Nothing contained in this lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between landlord and tenant and no provision contained in this lease nor any acts of the parties hereto shall be deemed to create any relationship between landlord and tenant other than the relationship of landlord and tenant.

(E) No waiver implied

No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The acceptance by landlord of rent with knowledge of the breach of any of the covenants of this lease by tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term, or condition of this lease shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. The consent or approval by landlord or tenant, as the case may be, to or of any act by the other party requiring consent or approval shall not be deemed to waive or render unnecessary landlord's or tenant's consent or approval, as the case may be, to or of any subsequent similar acts by the other party.

(F) No representations

No representation, inducement, understanding, or anything of any nature whatsoever, made, stated, or represented on landlord's behalf, either orally or in writing (except this lease and a memorandum of lease or short form thereof), has induced tenant to enter into this lease. This lease and the attached exhibits constitute the entire agreement between them.

(G) Expenses

Landlord and tenant each shall bear their respective costs and expenses incurred in connection with the preparation of this lease.

(H) Time of essence

Time shall be of the essence in the performance by tenant of all of the obligations and conditions on the part of tenant to be performed under this lease.

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(I) Injunctive relief

In the event of any default by tenant of any covenant, agreement, or undertaking herein contained and such default shall continue for a period of thirty (30) days after tenant’s receipt of written notice of such default shall have been given (unless another notice and cure period is set forth in this lease), in addition to all other rights and remedies herein contained or by law afforded to the landlord, landlord shall have the right, without posting surety or bond, to apply to a court of competent jurisdiction and to receive injunctive relief and, if applicable, an affirmative mandatory injunction to require the defaulting party to comply with the covenants, agreements, or undertakings herein contained.

(J) Legal Expenses

If suit shall be brought for recovery of possession of the premises, the recovery of rent, and/or any other amount due by tenant under the provisions of this lease, and/or because of breach of any other covenant herein contained on the part of the tenant to be kept or performed, and the breach shall be established, tenant shall pay landlord, in addition to all the other sums and relief available to landlord, all reasonable expenses incurred therefore, including, without limitation, reasonable attorney fees. If suit shall be brought for any other amount due by landlord under the provisions of this lease or because of breach of any other covenant herein contained on the part of the landlord to be kept or performed, and the breach shall be established, landlord shall pay tenant, in addition to all the other sums and relief available to tenant, all reasonable expenses incurred therefore, including, without limitation, reasonable attorney fees.

(K) 1998 Lease

This lease supersedes and replaces the Lease Agreement dated January 1, 1998 between tenant and K&R Corporation, predecessor in interest to landlord, in all respects and from and after the execution and delivery of this lease by both parties, the 1998 lease shall be of no further force and effect .

(L) Waiver of Landlord’s Lien

Landlord has previously executed a Landlord Waiver dated as of February 29, 2016 (the “Landlord Waiver”) in favor of Midcap Business Credit LLC (“Lender”) with respect to certain financing of tenant’s property as more particularly described in the Landlord Waiver. From and after the date hereof, Landlord agrees that all references to the “Lease” in the Landlord Waiver shall mean this lease, but landlord agrees to execute any replacement of the Landlord Waiver that is requested by the Lender in substantially the same form and content as the existing Landlord Waiver.

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ARTICLE XLII. Right of First Refusal

Landlord agrees not to transfer or convey any or all of the ownership interest of landlord in the premises or any portion thereof except by gift, legacy, or similar transfer and except as expressly described below, without first offering tenant the right to purchase such ownership interest for the same amount and otherwise in accordance with the terms of a bona fide contract (hereinafter referred to as "contract") which landlord has entered into, subject to the right of first refusal granted to tenant under this section. In the event landlord intends to transfer or convey any or all of landlord’s ownership interest in the premises or any portion thereof, landlord shall give tenant written notice disclosing such intent and enclosing a copy of the fully executed contract (which shall provide that it is subject to tenant’s right of first refusal), and tenant shall, on or before 20 days after receipt of such notice and contract from landlord, notify landlord in writing that the tenant either does or does not agree to acquire the ownership interest to be conveyed by landlord on the terms and conditions set forth in the contract which accompanied the notice from the landlord to tenant. If tenant notifies landlord that tenant elects to exercise the right of first refusal with respect to the contract, landlord and tenant automatically thereupon shall be deemed to have entered into a binding and enforceable agreement for the conveyance of the ownership interest on the same terms and conditions as set forth in the contract, except that the closing of the conveyance to the tenant of the ownership interest to be conveyed by landlord shall occur within (60) days after tenant gives notice to landlord of tenant’s election to exercise the right of first refusal. If tenant notifies landlord that the tenant does not wish to exercise the right of first refusal with respect to the contract, or if tenant (albeit in the breach of tenants obligation to landlord to give written notice whether or not tenant elects to purchase such interest) gives no written response to landlord on or before 20 days after tenant receives notice from landlord and a copy of the contract, landlord may convey the ownership interest pursuant to the terms of the contract free and clear of the right of first refusal granted to the tenant under this article with respect thereto. If landlord does not consummate such conveyance within 180 days from the date that tenant gave notice that it was not exercising its right of first refusal (or such exercise was deemed waived), unless the contract allows landlord to consummate such conveyance for a period of time greater than 180 days (then that time frame shall be operative for the purposes of this sentence), the premises will continue to be subject to tenant’s right of first refusal. For the purposes of this article XLII, a transfer or conveyance does not include the transfer or conveyance to which the landlord, members of the landlord, and/or members of the landlord’s owners (if a member of the landlord’s owners is a trust, the trust and/or the beneficiaries of said trust; or if a member of the landlord’s owners is a partnership, the partnership and/or the partners of said partnership) have a combined or collective controlling interest in the entity to which the premises is contracted to be transferred or conveyed. For purposes of this article XLII “controlling interest” shall mean at least fifty percent (50%) ownership of the entity to which the premises is contracted to be transferred or conveyed.

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IN WITNESS WHEREOF, 7100 Grade Lane, LLC, as landlord, and Industrial Services of America, Inc., as tenant, in person and/or by their respective duly authorized representatives, have signed and delivered this lease, all as of the day and year first above written.

LANDLORD:

7100 GRADE LANE LLC

/s/ Orson Oliver

Orson Oliver, Manager

TENANT:

INDUSTRIAL SERVICES OF AMERICA, INC.,

By:      /s/ Todd L. Phillips

Name:  Todd L. Phillips

Title:    President and CFO

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EXHIBIT “A”

PREMISES DESCRIPTION

Tract 1

Parcel ID Number 23-0639-0080-0000

Commonly Known AS 7100 Grade Lane, Louisville, Kentucky 40213

Being Tract 1, as shown on the Minor Subdivision Plat, approved by Louisville and Jefferson Planning Commission, Docket No. 72-84, attached to and made part of Deed dated August 8, 1984 of record in Deed Book 5442, Page 667 in the office of the Clerk of Jefferson County, Kentucky, containing 4.412 acres, more or less.

Tract 2

Parcel ID Number 23-0639-0060-0000

Commonly Known AS 7020 Grade Lane, Louisville, Kentucky 40213

Being Tract 2, as shown on the Minor Subdivision Plat, approved by Louisville and Jefferson Planning Commission, Docket No. 72-84, attached to and made part of Deed dated August 8, 1984 of record in Deed Book 5442, Page 667 in the office of the Clerk of Jefferson County, Kentucky, containing 10.197 acres, more or less.

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